Exhibit 99.1

TILT Holdings Reports First Quarter 2023 Results

Phoenix, Arizona, May 15, 2023 -- TILT Holdings Inc. (“TILT" or the “Company”) (NEO: TILT) (OTCQX: TLLTF), a global provider of cannabis business solutions that include inhalation technologies, cultivation, manufacturing, processing, brand development and retail, is reporting its financial and operating results for the three months ended March 31, 2023. All financial information is reported in U.S. dollars and prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) unless otherwise indicated.

“In my first few weeks as the Interim CEO, I have had the pleasure of visiting some of our current and future operational sites — engaging with our employees and speaking directly with our customers,” said Interim Chief Executive Officer Tim Conder. “I am encouraged by the passion I have encountered and the excitement about TILT’s future.”

Conder continued, “Looking ahead, I will be working closely with our team to sharpen our focus on operational excellence. We expect to optimize our operations, instill frugality as a core value, and hold ourselves and our team to high levels of accountability. Our responsibility to our stakeholders — employees, customers, partners, and shareholders — is paramount.”

Q1 2023 Financial Summary

●	Revenue was $42.3 million in the three months ended March 31, 2023, compared to $42.4 million in the prior year period.
●	Gross profit was $8.8 million in the three months ended March 31, 2023, or approximately 20.8% of revenue, compared to $9.4 million or approximately 22.1% of revenue in the prior year period. The decrease in gross profit and gross margin was primarily due to price compression in the Massachusetts cannabis market, partially offset by an increase in gross profit and margin in the Company’s inhalation business driven primarily by lower costs of goods.
●	Net loss improved to $4.9 million in the three months ended March 31, 2023, compared to a net loss of $11.6 million in the prior year period. The improvement was primarily driven by an $8.4 million gain from the previously announced sale leaseback transaction for the Company’s Pennsylvania cultivation and manufacturing facility.
●	Adjusted EBITDA (non-GAAP) was $(79) thousand in the three months ended March 31, 2023, compared to $1.5 million in the prior year period. The decrease was driven by lower gross profit, higher general and administrative expenses, and increased retail headcount in Massachusetts.
●	At March 31, 2023, the Company had $5.2 million of cash, cash equivalents and restricted cash compared to $3.5 million at December 31, 2022. Total net debt at March 31, 2023 was $48.9 million compared to $59.7 million at December 31, 2022.

Recent Financing Update

●	In March 2023, the Company announced it amended its existing revolving credit facility to increase credit availability, improve terms, and extend the maturity date.
●	In February 2023, the Company announced a series of transactions that alleviated its near-term debt maturity and further reduced its non-revolving debt.

●	In conjunction with the issuance of the Amended and Restated Notes in February 2023, the Company also completed a sale-leaseback transaction for its Pennsylvania cultivation and manufacturing facility for approximately $15 million.

Q1 2023 Operational Highlights

●	Launched Coda Signature, a leading cannabis industry chocolatier, in the Massachusetts market.
●	Introduced Black Buddha Cannabis, social impact driven cannabis wellness brand, in the Pennsylvania market.
●	Announced a licensing agreement to bring new patented stackable cartridge technology ThredzTM, to market through subsidiary Jupiter Research, LLC (“Jupiter”).

Recent Operational Highlights

●	Appointed Tim Conder, Board member and former President and Chief Operating Officer of the Company, as Interim Chief Executive Officer and Mark Scatterday, founder of Jupiter and former Chief Executive Officer of the Company, as senior advisor focused on the Company’s inhalation business.

Earnings Call and Webcast

TILT management will host a conference call today at 5:00 p.m. Eastern time to discuss its financial and operational results. There will not be a question-and-answer period.

Date: Monday, May 15, 2023

Time: 5:00 p.m. Eastern Time

Toll-free dial-in number: (888) 886-7786

International dial-in number: (416) 764-8658

Conference ID: 19884450

Webcast: TILT Q1 2023 Earnings Call

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Elevate IR at (720) 330-2829.

The conference call will also be broadcast live and available for replay in the investor relations section of the Company’s website at www.tiltholdings.com.

About TILT

TILT helps cannabis businesses build brands. Through a portfolio of companies providing technology, hardware, cultivation and production, TILT services brands and cannabis retailers in regulated markets across 39 states in the U.S., as well as Canada, Israel, South America and the European Union. TILT’s core businesses include Jupiter Research LLC, a wholly-owned subsidiary and leader in the vaporization segment focused on hardware design, research, development and manufacturing; and cannabis operations, Commonwealth Alternative Care, Inc. in Massachusetts, Standard Farms LLC in Pennsylvania, Standard Farms Ohio, LLC in Ohio, and its partnership with the Shinnecock Indian Nation in New York. TILT is headquartered in Phoenix, Arizona. For more information, visit www.tiltholdings.com.

Forward-Looking Information

This news release contains forward-looking information and statements (together, “forward-looking information”) under applicable Canadian and U.S. securities laws which are based on current expectations. Forward-looking information is provided for the purpose of presenting information about TILT management’s current expectations and plans relating to the future and readers are cautioned that such statements may not be appropriate for other purposes. Forward-looking information may include, without limitation, the expectations with respect to growth and profitability, the expected performance and growth of the Company’s hardware business, the expected performance of the collaboration between TILT and its brand partners, the expected number of brand partner product offerings, anticipated development, timing and release of future product offerings, anticipated effect of new pricing on future margins, the ability to optimize operations, the opinions or beliefs of management, prospects, opportunities, priorities, targets, goals, ongoing objectives, milestones, strategies, and outlook of TILT, and includes statements about, among other things, future developments and the future operations, strengths and strategy of TILT. Generally, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, "will", “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved”. These statements should not be read as guarantees of future performance or results. These statements are based upon certain material factors, assumptions and analyses that were applied in drawing a conclusion or making a forecast or projection, including TILT’s experience and perceptions of historical trends, the ability of TILT to maximize shareholder value, current conditions and expected future developments, as well as other factors that are believed to be reasonable in the circumstances.

Although such statements are based on management’s reasonable assumptions at the date such statements are made, there can be no assurance that such forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such forward-looking information. Accordingly, readers should not place undue reliance on the forward-looking information. TILT assumes no responsibility to update or revise forward-looking information to reflect new events or circumstances unless required by applicable law.

By its nature, forward-looking information is subject to risks and uncertainties, and there are a variety of risk factors, many of which are beyond the control of TILT, and that may cause actual outcomes to differ materially from those discussed in the forward-looking statements. Such risk factors include, but are not limited to, those risks described under the heading “Item 1A. Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2022 filed by TILT, “Item 1A. Risk Factors” in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed by TILT, and other subsequent reports filed by TILT with the United States Securities and Exchange Commission at www.sec.gov and on SEDAR at www.sedar.com.

Non-GAAP Financial and Performance Measures

In addition to providing financial measurements based on GAAP, the Company provides additional financial metrics that are not prepared in accordance with GAAP. Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate the Company’s financial performance. These non-GAAP financial measures are EBITDA and Adjusted EBITDA. Management believes that these non-GAAP financial measures reflect the Company’s ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business, as they facilitate comparing financial results across accounting periods and to those of peer companies. Management also believes that these non-GAAP financial measures enable investors to evaluate the Company’s operating results and future prospects in the same manner as management. These non-GAAP financial measures may also exclude expenses and gains that may be unusual in nature, infrequent or not reflective of the Company’s ongoing operating results.

As there are no standardized methods of calculating these non-GAAP measures, the Company’s methods may differ from those used by others, and accordingly, the use of these measures may not be directly comparable to similarly titled measures used by others.

Accordingly, these non-GAAP measures are intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA are financial measures that are not defined under GAAP. The Company uses these non-GAAP financial measures, and believes they enhance an investor’s understanding of the Company’s financial and operating performance from period to period, because they exclude certain material non-cash items and certain other adjustments management believes are not reflective of the Company’s ongoing operations and performance. The Company calculates EBITDA as net income (loss), plus (minus) income taxes (recovery), plus (minus) finance expense (income), plus depreciation and amortization expense. Adjusted EBITDA is EBITDA excluding certain one-time, non-cash or non-operating expenses, as determined by management, including stock compensation expense, debt issuance costs and severance.

Please see “Reconciliation of Non-GAAP Measures” below for further information.

Company Contact:

Lynn Ricci, VP of Investor Relations & Corporate Communications

TILT Holdings Inc.

lricci@tiltholdings.com

Investor Relations Contact:

Sean Mansouri, CFA

Elevate IR

TILT@elevate-ir.com

720.330.2829

Media Contact:

Leland Radovanovic

Trailblaze

TILT@trailblaze.com